As filed with the Securities and Exchange Commission on August 1, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

C.H. Robinson Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1883630 (IRS Employer Identification No.)

14701 Charlson Road
Eden Prairie, Minnesota 55347
(Address, including zip code of Principal Executive Offices)

C.H. Robinson Worldwide, Inc. Amended and Restated 2022 Equity Incentive Plan
(Full title of the plan)

Dorothy G. Capers
Chief Legal Officer and Secretary
14701 Charlson Road
Eden Prairie, Minnesota 55347
952-937-8500
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Act, this Registration Statement is filed to register 4,000,000 additional shares of the Common Stock of C.H. Robinson Worldwide, Inc., a Delaware corporation (the “Company”), reserved for issuance for awards granted under the C.H. Robinson Worldwide, Inc. 2022 Equity Incentive Plan (as amended and restated, the “2022 Plan”).

An aggregate of 4,261,884 shares of the Company’s Common Stock was previously registered for issuance under the 2022 Plan pursuant to a Registration Statement on Form S-8 (No. 333-264793) filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2022. Such Registration Statement is currently effective and the contents thereof are incorporated herein by reference except to the extent that such content is superseded by the items appearing below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of the Company (as amended on May 19, 2012, and incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 15, 2012).
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 23, 2022).
5.1*	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1*	Consent of Deloitte & Touche LLP, Independent Registered Accounting Firm.
23.2*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1 to this Registration Statement).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1	C.H. Robinson Worldwide, Inc. Amended and Restated 2022 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Proxy Statement on Schedule 14A, filed on March 25, 2025).
107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on August 1, 2025.

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ Dorothy G. Capers
Dorothy G. Capers
Chief Legal Officer and Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of C.H. Robinson Worldwide, Inc., hereby severally constitute and appoint David P. Bozeman and Dorothy G. Capers, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Bozeman	Chief Executive Officer	July 28, 2025
David P. Bozeman	(Principal Executive Officer)

/s/ Damon J. Lee	Chief Financial Officer	July 25, 2025
Damon J. Lee	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jodee A. Kozlak	Chair of the Board	July 24, 2025
Jodee A. Kozlak

/s/ Kermit R. Crawford	Director	July 23, 2025
Kermit R. Crawford

/s/ Timothy C. Gokey	Director	July 28, 2025
Timothy C. Gokey

/s/ Mark A. Goodburn	Director	July 29, 2025
Mark A. Goodburn

/s/ Mary J. Steele Guilfoile	Director	July 30, 2025
Mary J. Steele Guilfoile

/s/ Michael H. McGarry	Director	July 23, 2025
Michael H. McGarry

/s/ Paige K. Robbins	Director	July 23, 2025
Paige K. Robbins

/s/ Paula C. Tolliver	Director	July 29, 2025
Paula C. Tolliver